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[DIME LOGO]
DIME BANCORP, INC.
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040

We encourage you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically by telephone or through the Internet anytime. This is fast, convenient and immediate.

TO VOTE BY TELEPHONE:

Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For stockholders residing outside the United States, call collect on a touch-tone phone 1-201-536-8073; enter your 14-digit Voter Control Number located on this proxy card above your name; and follow the recorded instructions.

TO VOTE BY INTERNET:

Go to the Website http://www.eproxyvote.com/dme; enter your 14-digit Voter Control Number located on this proxy card above your name; and follow the instructions provided.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned your proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                                   Detach Here

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                                 REVOCABLE PROXY

                               DIME BANCORP, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 27, 2001

The undersigned hereby appoints Lawrence J. Toal, James E. Kelly and Elizabeth
G. Knoerzer as proxies, severally, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote all the shares of common stock of Dime Bancorp, Inc. held of record by the undersigned on October 5, 2001 as directed and, in their discretion, on all other matters that may properly come before the Special Meeting of Stockholders to be held on November 27, 2001 and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the stockholder. If no direction is given, this proxy will be voted FOR adoption of the Agreement and Plan of Merger, dated as of June 25, 2001, by and between Washington Mutual, Inc. and Dime Bancorp, Inc.





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|   SEE REVERSE   |        TO BE SIGNED ON REVERSE SIDE      |   SEE REVERSE   |
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[X]     Please mark
        votes as in
        this example


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.


1. Adoption of the Agreement and Plan of Merger, dated as of June 25, 2001, by and between Washington Mutual, Inc. and Dime Bancorp, Inc.

        FOR   [ ]              AGAINST    [ ]            ABSTAIN  [ ]


Mark here for address change and note at left  [ ]

Please sign, date, and return this card promptly in the enclosed envelope. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:_______________________________  Date: ____________________


Signature:_______________________________  Date: ____________________